     As filed with the Securities and Exchange Commission on July 21, 1995



                                      Registration No.  33-60311


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              AMENDMENT NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          PLAYERS INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

          Nevada                                      95-4175832
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                         identification number)

                         3900 Paradise Road, Suite 135
                            Las Vegas, Nevada 89109
                                (702) 792-9998
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Peter J. Aranow
                           Executive Vice President,
                          Chief Financial Officer and
                                   Secretary
                          Players International, Inc.
                         3900 Paradise Road, Suite 135
                            Las Vegas, Nevada 89109
                                (702) 792-9998
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:

                          Stephen M. Goodman, Esquire
                            Morgan, Lewis & Bockius
                             2000 One Logan Square
                       Philadelphia, Pennsylvania  19103
                                (215) 963-5000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

PROSPECTUS

July   , 1995
     --                      193,452 Shares


                      PLAYERS INTERNATIONAL, INC.

                              Common Stock


    The shares of Common Stock offered hereby are being sold by a certain stockholder (the "Selling Stockholder") of Players International, Inc. (the "Company"). See "Selling Stockholder." The Company will not receive any of the proceeds from the sale of such shares. In connection with this offering, the Company will bear expenses estimated at $18,000.


    The Selling Stockholder may sell the shares being offered hereby from time to time for a period of up to 60 days from the date of this Prospectus (or such shorter period if all such shares are sold) in ordinary brokerage transactions, in transactions in which brokers solicit purchasers and to or through marketmakers on the Nasdaq National Market or in privately negotiated direct sales or sales effected through agents not involving marketmakers or established trading markets. The shares may be sold at prices and at terms then prevailing or at prices related to the then current market price of the Company's Common Stock on the Nasdaq National Market or at other negotiated prices. Broker-dealers through whom sales of such shares are effected pursuant to this Prospectus may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder and/or the purchaser of the shares for whom it may act as agent. With respect to any shares sold pursuant to this Prospectus, the Selling Stockholder and/or any broker-dealer effecting sales may be deemed to be an "underwriter" within the meaning of
Section 2(11) of the Securities Act of 1933, as amended (the "Act") and any commissions received by the broker-dealer may be deemed to be underwriting discounts and commissions under the Act. The Company has agreed to indemnify the Selling Stockholder's broker-dealer in connection with sales effected in accordance with the plan of distribution set forth in this paragraph.


    The Common Stock is traded on the Nasdaq National Market under the symbol "PLAY." On July 19, 1995, the last reported sales price for the Common Stock was $20.125 per share.


                        --------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        --------------------------

    NEITHER THE LOUISIANA RIVERBOAT GAMING COMMISSION, THE RIVERBOAT GAMING ENFORCEMENT DIVISION OF THE LOUISIANA STATE POLICE, THE ILLINOIS GAMING BOARD,
  THE NEVADA GAMING CONTROL BOARD, THE NEVADA GAMING COMMISSION NOR ANY OTHER GAMING AUTHORITY HAS PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR
            THE INVESTMENT MERITS OF THE SECURITIES OFFERED HEREBY.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company incorporates herein by reference, the following documents filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act"):


    (a) The Company's Annual Report on Form 10-K for the year ended March 31, 1995;


    (b) The description of the Company's Common Stock contained in the Company's General Form for Registration of Securities (Form 10) dated August 13, 1986, File No. 0-14897, filed by the Company to register such securities under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of this offering;

    (c) The information under the caption entitled, "Certain Transactions" on pages 13-16 of the Company's Proxy Statement dated August 30, 1994 relating to its 1994 Annual Meeting of Stockholders;


    (d) The sections of the Company's Registration Statement on Form S-4 (File No. 33-60085), as amended, entitled "Summary," "Risk Factors," "Capitalization," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Regulatory Matters," and "Management;" and

    (e) All documents and reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of this offering, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents or reports.


    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

    Any such statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this Prospectus.


    The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents unless they are specifically incorporated by reference into such documents. Requests for such copies should be directed to: Peter J. Aranow, Executive Vice President, Chief Financial Officer and Secretary, Players International, Inc., 3900 Paradise Road, Suite 135, Las Vegas, Nevada 89109.


                       SELLING STOCKHOLDER

    The following table lists the Selling Stockholder, the Selling Stockholder's number of shares of Common Stock owned beneficially at the commencement of this offering, number of shares being offered for sale and the number of shares to be owned beneficially after the offering.

                         Common Stock                    Post-Offering
                         Beneficially              ------------------------
                         Owned at        Shares    Common Stock
                         Commencement    Being     Beneficially    Percent
Selling Stockholder      of Offering     Offered   Owned           of Class
- -------------------      ------------    -------   ------------    --------
Gem Mesquite, Ltd. (1)   455,952(2)      193,452   262,500         (3)


(1) Gem Mesquite, Ltd. has no affiliation with the Company and received the securities offered hereby in connection with the Company's June 1994 acquisition of real property interests in Mesquite, Nevada in furtherance of the Company's development of the Players Island Resort-Casino-Spa.


(2) Includes 75,000 shares of Common Stock subject to warrants currently exercisable or exercisable within 60 days of the date of this Prospectus. Such warrants are owned by an affiliate of Gem Mesquite, Ltd., Gem Gaming, Inc.

(3) Less than one percent.

                                LEGAL OPINIONS

    Morgan, Lewis & Bockius, Philadelphia, Pennsylvania, has rendered an opinion that the shares of Common Stock offered hereby are legally issued, fully paid and non-assessable.

                                    EXPERTS

     The consolidated financial statements of Players International, Inc. at March 31, 1995 and for the year then ended, appearing in Players International, Inc.'s Annual Report (Form 10-K) for the year ended March 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The financial statements of the Company as and for the years ended March 31, 1993 and 1994 included or incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.


                             AVAILABLE INFORMATION


    The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 75 Park Place, Room 1400, New York, New York 10007; Suite 1400, Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Suite 500 East, 5757 Wilshire Boulevard, Los Angeles, California 90036. Copies of such material also can be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                              TABLE OF CONTENTS

Incorporation of Certain
     Documents by Reference. . . . . . . . . . . . . . . . . . 2
Selling Stockholder. . . . . . . . . . . . . . . . . . . . . . 3
Legal Opinions . . . . . . . . . . . . . . . . . . . . . . . . 4
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Available Information. . . . . . . . . . . . . . . . . . . . . 4

No dealer, salesman or other person
has been authorized to give any
information or to make any
representations, other than those
herein, in connection with this
offering and, if given or made, such
information or representations must
not be relied upon as having been
authorized by the Company or the
Selling Stockholder.  This Prospectus
does not constitute an offer to sell,
or a solicitation of an offer to buy,
any of these securities in any
jurisdiction to any person to whom it
is unlawful to make such offer or
solicitation in such jurisdiction.
The delivery of this Prospectus at
any time does not imply that the
information contained herein is
correct as of any time subsequent to
its date.

                                193,452 SHARES

                          PLAYERS INTERNATIONAL, INC.

                                 COMMON STOCK

                                  PROSPECTUS


                                July   , 1995
                                     --

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by the Company.

Securities and Exchange Commission filing fee. . . . . . . . . .      $   1,367
Legal fees and expenses. . . . . . . . . . . . . . . . . . . . .         10,000
Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . .          6,633
                                                                      ---------
      Total. . . . . . . . . . . . . . . . . . . . . . . . . . .      $  18,000
                                                                      =========

    All of the amounts shown are estimates except for the fees payable to the Securities and Exchange Commission.

ITEM 15.  Indemnification of Directors and Officers

    For information regarding provisions under which a director or officer of the Company may be insured or indemnified in any manner against liability which he may incur in his capacity as such, reference is made to Section 78.751 of the Nevada General Corporation Law, as amended, which provides in its entirety as follows:

    "1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         (a)  By the stockholders;

         (b) By the board of directors, by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

         (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

         (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

         (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

         (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person."

    Article IX of the Company's By-laws provides:

"Section 1--Right to Indemnification:

     Each Indemnitee (as defined below) shall be indemnified and held harmless by the Corporation for all actions taken by him and for all failures to take action (regardless of the date of any such action or failure to take action) to the fullest extent permitted by the Nevada General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, the rights of indemnification provided hereby shall continue as theretofore to the maximum extent permitted by law notwithstanding such amendment unless such amendment permits the Corporation to provide broader indemnification rights than the law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by the Indemnitee in connection with any proceeding (as defined below). The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred by an Indemnitee in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of such action, suit or proceeding; provided, however, that, if the Nevada General Corporation Law continues so to require, the payment of such expenses incurred by an Indemnitee in advance
                                     II-3
of the final disposition of such action, suit or proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by a court of competent jurisdiction that such Indemnitee is not entitled to be indemnified by the Corporation under this Article or otherwise.

          (ii) Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

          (iii) For purpose of this Article, (A), "Indemnitee" shall mean each director or officer of the Corporation who was or is a party or is threatened to be made a party to any Proceeding, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans; and (B) "Proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

Section 2--Indemnification of Employees and Agents:

     The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as of the foregoing indemnification of directors and officers.

Section 3--Non-Exclusivity of Rights:

     The rights to indemnification and to the advancement of expenses provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise for either an action in his official capacity or an action in another capacity while holding his office; provided, however, that if the Nevada General Corporation Law so requires, indemnification, unless ordered by a court (with respect to a proceeding by or in the right of the Corporation) or for the advancement of expenses as set forth in Section 1 above, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

Section 4--Insurance:

     The Corporation may purchase and maintain insurance or make any other financial arrangements permitted by applicable law on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the

Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the Corporation has the authority to indemnify him against such liability and expenses."

     The Company has purchased directors' and officers' liability insurance.

ITEM 16.  Exhibits

                                Exhibit Index

Exhibit
Number    Description
- -------   -----------

  3.1 Articles of Incorporation of Players International, Inc. (filed as an exhibit to the Company's Registration Statement on Form S-4, as amended, File No. 33-60085).



  3.2 By-laws of Players International, Inc. (filed as an exhibit to the Company's Registration Statement on Form S-3, as amended, File No. 33-61026).


     4 Stock Certificate (filed as an exhibit to the Company's Registration Statement on Form S-3, filed on July 27, 1994).

     5     Opinion and Consent of Morgan, Lewis & Bockius.


  10.1     [Intentionally Omitted]

  10.2 The Company's 1985 Incentive Stock Option Plan (filed as an exhibit to the Company's Registration Statement on Form 10 filed on August 13, 1986, File No. 0-14897, as amended on Form 8 filed October 17, 1987).

  10.3 Amendment No. 1 to the Company's 1985 Incentive Stock Option Plan (filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1988).

  10.4 The Company's 1990 Incentive Stock Option and Non-Qualified Option Plan, as amended (filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1991).

  10.5 The Company's 1993 Stock Incentive Plan (filed as an exhibit to the Company's Registration Statement on Form S-3, File No. 33-61026).

  10.6     [Intentionally Omitted]


  10.7     [Intentionally Omitted]


  10.8     [Intentionally Omitted]

  10.9 Form of Registration Right Agreement dated as of June 23, 1992 by and among the Company, Southern Illinois Riverboat Casino Cruises, Inc., and the purchasers named therein (filed as an exhibit to the Company's Registration Statement on Form S-3, File No. 33-61026).


 10.10 Agreement dated February 12, 1993 by and between Jebaco, Inc. and the Company with respect to the assignment of an option agreement relating to the Donwtowner Hotel (filed as an exhibit to the Company's Registration Statement on Form S-3, File No. 33-61026).


 10.11 Forms of Series A, B and C warrants issued to Jebaco, Inc. (filed as an exhibit to the Company's Registration Statement on Form S-3, File No. 33-61026).

 10.12 Form of Registration Rights Agreement with Jebaco, Inc. (filed as an exhibit to the Company's Registration Statement on Form S-3, File No. 33-61026).

 10.13 Option Agreement dated December 24, 1991 by and among The Beeber Corporation and Elisabeth S. Woodward and Jebaco, Inc. with respect to the Downtowner Hotel (filed as an exhibit to the Company's Registration Statement on Form S-2, File No. 33-61026).

 10.14 Amendment to Option Agreement dated March 9, 1993 by and among The Beeber Corporation and Elisabeth S. Woodward and Players Lake Charles, Inc., a subsidiary of the Company, with respect to the Downtowner Hotel (filed as an exhibit to the Company's Registration Statement o Form S-3, File No. 33-61026).

 10.15 License and Services Agreement dated December 8, 1992 by and among The Griffin Group, Inc., the Company and Southern Illinois Riverboat Casino Cruises, Inc., as amended (filed as an exhibit to the Company's Registration Statement on Form S-3, File No. 33-61026).


 10.16     [Intentionally Omitted]


 10.17 Joint Venture Agreement dated May 1993 between Amerihost and a subsidiary of the Company with respect to the construction of a hotel in Metropolis, Illinois (filed as an exhibit to the Company's Registration Statement on Form S-3, File No. 33-61026).

 10.18 Form of Employment Agreement with Howard A. Goldberg dated May 19, 1993 (filed as an exhibit to the Company's Registration Statement on Form S-3, File 33-61026).

 10.19 Employment Agreement with Peter J. Aranow effective May 26, 1993 (filed as an exhibit to the Company's Registration Statement on Form S-3, File No. 33-61026).

 10.20     [Intentionally Omitted]

 10.21     [Intentionally Omitted]

 10.22 Lease dated March 19, 1993 by and among the Beeber Corporation and Players Lake Charles, Inc., a subsidiary of the Company (filed as an exhibit to the Company's Registration Statement on Form S-3 filed on February 4, 1994, as amended by Form S-3, File No. 33-75006).


 10.23     [Intentionally Omitted]

 10.24     [Intentionally Omitted]

 10.25     [Intentionally Omitted]

 10.26     [Intentionally Omitted]

 10.27     [Intentionally Omitted]

 10.28     [Intentionally Omitted]

 10.29     [Intentionally Omitted]

 10.30     [Intentionally Omitted]

 10.31 Agreement of Purchase and Sale dated June 16, 1994, between Gem Mesquite, Ltd. and Players Nevada, Inc., a subsidiary of the Company (including form of letter Agreement from the Company to Gem Mesquite, Ltd. relating to registration rights) (filed as an exhibit to the Company's Current Report on Form 8-K filed on June 24, 1994).

 10.32 Transfer of Data Agreement dated June 16, 1994, between Gem Gaming, Inc. and Players Nevada, Inc. (including form of Promissory Note). (filed as an exhibit to the Company's Current Report on Form 8-K filed on June 24, 1994).

 10.33 Development Consulting Agreement dated June 16, 1994, between Gem Gaming, Inc. and Players Nevada, Inc. (including form of 1994 Series G Warrant) (filed as an exhibit to the Company's Current Report on Form 8-K filed on June 24, 1994).

 10.34 Option Transfer Agreement dated June 16, 1994, between Gem Gaming, Inc. Gem Mesquite, Ltd. and Players Nevada, Inc. (filed as an exhibit to the Company's Current Report on Form 8-K filed on June 24, 1994).


 10.35 Players International, Inc. 1994 Directors Stock Incentive Plan, as adopted April 14, 1994, and as amended July 14, 1994 (filed as an exhibit to the Company's Registration Statement on Form S-3 filed on July 27, 1994.)

 10.36 Commitment Letter among Players International, Inc. and certain of its subsidiaries. First Interstate Bank and certain other financial institutions (filed as an exhibit to the Company's Registration Statement on Form S-4, as amended, File No. 33-60085).

 10.37 Agreement for Sale of Partnership Interests among the Company and certain of its subsidiaries and Showboat, Inc. and certain of its subsidiaries (filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995).

    21 Subsidiaries of Players International, Inc. (filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995).

  23.1     Consent of Morgan, Lewis & Bockius (included in Exhibit 5).

  23.2     Consent of Arthur Andersen LLP

  23.3     Consent of Ernst & Young LLP


    24     Powers of Attorney (included on pages II-11 and II-12).

- --------------------
*To be filed by amendment.

ITEM 17.  Undertakings

     The undersigned registrant hereby undertakes:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on July 18, 1995.


                                  PLAYERS INTERNATIONAL, INC.


                                  By:            *
                                     ----------------------------
                                     Edward Fishman,
                                     Chairman of the Board


       Signature                     Capacity                  Date
       ---------                     --------                  ----



           *                  Chairman, Chief Executive     July 18, 1995
- -------------------------     Officer and Director
    Edward Fishman            (Principal Executive Officer)

       Signature                     Capacity                  Date
       ---------                     --------                  ----



          *                   Vice Chairman and Director    July 18, 1995
- -------------------------
    David Fishman

          *                   Director                      July 18, 1995
- -------------------------
    Howard Goldberg

          *                   Director                      July 18, 1995
- -------------------------
    Thomas E. Gallagher

          *                   Director                      July 18, 1995
- -------------------------
    Steven P. Perskie

/s/ Peter J. Aranow           Chief Financial Officer       July 18, 1995

- -------------------------     (Principal Financial Officer)
    Peter J. Aranow

          *                   Controller (Principal         July 18, 1995
- -------------------------     Accounting Officer)
    Stephen Radusch

* By  /s/ Peter J. Aranow
     --------------------
        Peter J. Aranow
        Attorney-in-fact